Exhibit 99.1

FOR IMMEDIATE RELEASE

SUNOPTA ANNOUNCES FIRST QUARTER 2015 FINANCIAL RESULTS

Toronto, May 12, 2015 - SunOpta Inc. (Nasdaq:STKL) (TSX:SOY), a leading global company focused on natural, organic and specialty foods, today announced financial results for the 13-week first quarter ended April 4, 2015. All amounts are expressed in U.S. dollars and results are reported in accordance with U.S. GAAP, except where specifically noted.

First Quarter 2015 Highlights

  Revenues increased 9.1% within SunOpta Foods and 6.9% on a consolidated basis after adjusting for an additional week of sales in the first quarter of 2014, as well as changes including commodity prices, foreign exchange rates, and product rationalizations.
  Reported revenues of $303.4 million versus $322.4 million in the prior year, a 5.9% decrease on a consolidated basis and 4.8% decrease within SunOpta Foods.
  Operating income¹ of $9.4 million, or 3.1% of revenues versus $12.0 million or 3.7% in the prior year which included an extra week in the quarter.
  EBITDA¹ of $14.8 million, or 4.9% of revenues versus $17.4 million or 5.4% of revenues in the prior year which included an extra week in the quarter.
  Earnings of $5.2 million, or $0.08 per diluted common share, which includes earnings in the core foods business of $0.09 per diluted common share, partially offset by a loss of $0.01 per diluted common share attributable to non-core operations, versus earnings of $6.6 million, or $0.10 per diluted common share in the prior year, which includes the impact from the extra week of business.

(All comparisons above are to the 14-week quarter ended April 5, 2014)

“We started the year by continuing to further execute on our core strategies across our portfolio to better position us for long-term growth and margin enhancement. Our solid results in Global Ingredients were offset by weakness in Consumer Products, although we did see improved performance within Consumer Products on a sequential quarter basis. We expect our business to continue to evolve, and we believe our natural and organic foods business is well-positioned to serve the growing and sustainable consumer shift towards healthy and better-for-you food products,” said Steve Bromley, Chief Executive Officer, of SunOpta Inc. “The improvement of operating margins within Consumer Products remains a primary focus for us and we are working on a number of fronts, including facility and capabilities expansion, cost reduction initiatives, and growth through innovation to help generate results. Going forward, we believe we are well-positioned in growing markets and we have the financial flexibility to continue to capture growth and leverage our integrated platform.”

First Quarter 2015 Results

Revenues for the 13-week first quarter decreased 5.9% to $303.4 million compared to $322.4 million for the 14-week first quarter of 2014. The extra week contributed approximately $21.3 million of the revenue in the first quarter of 2014. After adjusting for the impact of changes including commodity prices, foreign exchange rates, product rationalizations and an additional week of sales in the first quarter of 2014, consolidated revenues increased 6.9% and SunOpta Foods revenues increased 9.1% versus the prior year first quarter. The increase in revenues was primarily due to stronger demand for organic ingredients in the U.S. and Europe, partially offset by lower sales in snack-based food categories and competitive pressures on certain steel and industrial mineral products in Opta Minerals.

Operating income¹ was $9.4 million, or 3.1% of revenues, compared to $12.0 million, or 3.7% of revenues in the first quarter of 2014. SunOpta Foods operating income, including corporate services, was $10.0 million, or 3.6% of revenues, compared to $11.0 million, or 3.8% of revenues in the prior year first quarter. The decline in operating income is attributable to lower volumes of snack products, higher raw material costs in frozen fruit, costs associated with the retrofit of the Company’s premium juice operation, and costs related to expansion activities at the Allentown, Pennsylvania facility to add aseptic beverage processing and filling capabilities. These pressures were partially offset by increased volumes of organic ingredients and improved performance within the Company’s rationalized sunflower operations. In addition, lower volumes of higher-margin steel products at Opta Minerals resulted in an operating loss of $0.5 million in the first quarter of 2015, a decrease in operating income of $1.5 million as compared to the prior year.

Earnings for the 13-week first quarter of 2015 were $5.2 million, or $0.08 per diluted common share, compared to $6.6 million, or $0.10 per diluted common share, during the 14-week first quarter of 2014. Earnings for the first quarter of 2015 includes approximately $1.2 million, or approximately $0.01 per diluted common share, of incremental costs related to the retrofit of the San Bernardino premium juice facility, which is now operational, expansion activities at the Allentown aseptic facility scheduled to come on-line in the fourth quarter of 2015, and the effect of west coast port delays on export shipments to Asia.

EBITDA¹ was $14.8 million in the first quarter of 2015, compared to $17.4 million in the prior year.

Balance Sheet

The Company’s balance sheet remains strong and at April 4, 2015 reflected a net debt to equity ratio of 0.41 to 1.00. At April 4, 2015, the Company had total debt outstanding of $144.7 million, net debt of $141.3 million, total assets of $671.4 million, shareholders’ equity of $345.2 million and a net book value of $5.10 per outstanding share.

Conference Call

The Company plans to host a conference call at 10:00 A.M. Eastern Time on Wednesday, May 13, 2015 to discuss the first quarter financial results and recent corporate developments. After opening remarks, there will be a question and answer period. This conference call can be accessed via a link at the Company’s website at www.sunopta.com. To listen to the live call over the Internet, please go to the Company’s website at least 15 minutes early to register, download and install any necessary audio software. Additionally, the call may be accessed with the toll free dial-in number 1 (877) 312-9198 or International dial-in number 1 (631) 291-4622. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days at the Company’s website.

1See discussion of non-GAAP measures and Adjusted Earnings from Continuing Operations

About SunOpta Inc.

SunOpta Inc. is a leading global company focused on natural, organic and specialty foods products. The Company specializes in sourcing, processing and packaging of natural and organic food products, integrated from seed through packaged products; with a focus on strategically vertically integrated business models. The Company’s core natural and organic food operations focus on value-added grains, fruit and vegetable based product offerings, supported by a global infrastructure. The Company also has an approximately 66% ownership position in Opta Minerals Inc., listed on the Toronto Stock Exchange, a producer, distributor, and recycler of environmentally friendly industrial materials.

The SunOpta Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3958

Forward-Looking Statements

Certain statements included in this press release may be considered “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, which are based on information available to us on the date of this release. These forward-looking statements include, but are not limited to, our positioning for growth and margin enhancement, our expectations with respect to consumer trends, our ability to capture growth and leverage our platforms and anticipated timing of completion of expansion activities at our Allentown aseptic facility. Generally, forward-looking statements do not relate strictly to historical or current facts and are typically accompanied by words such as “expect”, “believe”, “anticipate”, “estimate”, “intend”, “project”, “potential”, “continue”, “could”, “would”, “should”, “might”, “plan”, “will”, “may”, “predict” or other similar terms and phrases intended to identify these forward looking statements. Forward looking statements are based on information available to us on the date of this release and are based on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors the Company believes are appropriate in the circumstances including, but not limited to, general economic conditions, continued consumer interest in health and wellness, ability to maintain product pricing levels, current customer demand, planned facility and operational expansions, competitive intensity, cost rationalization, product development initiatives, and alternative potential uses for our capital resources. Whether actual timing and results will agree with expectations and predications of the Company is subject to many risks and uncertainties including, but not limited to, global economic conditions, consumer spending patterns and changes in market trends, decreases in customer demand, delayed or unsuccessful product development efforts, potential product recalls, working capital management and continuous improvement initiatives, availability and pricing of raw materials and supplies, potential covenant breaches under our credit facilities, and other risks described from time to time under “Risk Factors” in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

For further information, please contact:

SunOpta Inc.
www.sunopta.com

Investor Relations
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext.103
Susan.wiekenkamp@sunopta.com

Public Relations
Rob Litt, Director Global Communications
Tel: 952-893-7863
Rob.litt@sunopta.com

SunOpta Inc.
Consolidated Statements of Operations
For the quarters ended April 4, 2015 and April 5, 2014
(Unaudited)
(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarter ended
	April 4, 2015	April 5, 2014
	$	$

Revenues	303,406	322,379

Cost of goods sold	270,514	286,157

Gross profit	32,892	36,222

Selling, general and administrative expenses	23,670	23,399
Intangible asset amortization	1,130	1,123
Other expense (income), net	34	(1,141)
Foreign exchange gain	(1,340)	(323)

Earnings from continuing operations before the following	9,398	13,164

Interest expense, net	1,823	2,148

Earnings from continuing operations before income taxes	7,575	11,016

Provision for income taxes	2,757	4,433

Earnings from continuing operations	4,818	6,583

Earnings from discontinued operations, net of income taxes	-	37

Earnings	4,818	6,620

Loss attributable to non-controlling interests	(416)	(20)

Earnings attributable to SunOpta Inc.	5,234	6,640

Earnings per share – basic
- from continuing operations	0.08	0.10
- from discontinued operations	-	-
	0.08	0.10

Earnings per share – diluted
- from continuing operations	0.08	0.10
- from discontinued operations	-	-
	0.08	0.10

Weighted-average number of shares outstanding (000s)
- basic	67,400	66,573
- diluted	68,268	68,585

SunOpta Inc.
Consolidated Balance Sheets
As at April 4, 2015 and January 3, 2015
(Unaudited)
(Expressed in thousands of U.S. dollars)

	April 4, 2015	January 3, 2015
	$	$

ASSETS
Current assets
Cash and cash equivalents	3,491	9,938
Accounts receivable	128,277	125,896
Inventories	269,300	264,256
Prepaid expenses and other current assets	21,615	18,935
Current income taxes recoverable	2,497	2,233
Deferred income taxes	5,519	8,107
	430,699	429,365

Property, plant and equipment	134,834	134,920
Goodwill	45,500	29,082
Intangible assets	51,698	40,640
Deferred income taxes	3,699	2,061
Other assets	4,942	4,882

	671,372	640,950

LIABILITIES
Current liabilities
Bank indebtedness	109,217	91,410
Accounts payable and accrued liabilities	121,072	128,437
Customer and other deposits	8,313	4,127
Income taxes payable	1,603	3,090
Other current liabilities	2,163	3,087
Current portion of long-term debt	5,445	5,927
Current portion of long-term liabilities	4,816	250
	252,629	236,328

Long-term debt	30,083	33,928
Long-term liabilities	17,664	1,962
Deferred income taxes	13,973	15,404
	314,349	287,622

EQUITY
SunOpta Inc. shareholders’ equity
Common shares	194,316	190,668
Additional paid-in capital	22,352	22,490
Retained earnings	134,543	129,309
Accumulated other comprehensive loss	(6,045)	(1,778)
	345,166	340,689
Non-controlling interests	11,857	12,639
Total equity	357,023	353,328

	671,372	640,950

SunOpta Inc.
Consolidated Statements of Cash Flows
For the quarters ended April 4, 2015 and April 5, 2014
(Unaudited)
(Expressed in thousands of U.S. dollars)

	Quarter ended
	April 4, 2015	April 5, 2014
	$	$

CASH PROVIDED BY (USED IN)

Operating activities
Earnings	4,818	6,620
Earnings from discontinued operations	-	37
Earnings from continuing operations	4,818	6,583

Items not affecting cash:
Depreciation and amortization	5,384	5,377
Deferred income taxes	(481)	404
Stock-based compensation	1,082	831
Unrealized loss on derivative instruments	(103)	625
Fair value of contingent consideration	-	(1,373)
Other	477	351
Changes in non-cash working capital, net of business acquired	(22,663)	(24,928)
Net cash flows from operations - continuing operations	(11,486)	(12,130)
Net cash flows from operations - discontinued operations	-	(466)
	(11,486)	(12,596)

Investing activities
Acquisition of business, net of cash acquired	(13,300)	-
Purchases of property, plant and equipment	(5,651)	(3,574)
Payment of contingent consideration	-	(800)
Other	(122)	(37)
Net cash flows from investing activities - continuing operations	(19,073)	(4,411)
Net cash flows from investing activities - discontinued operations	-	466
	(19,073)	(3,945)

Financing activities
Increase under line of credit facilities	23,257	15,529
Borrowings of long-term debt	-	60
Repayment of long-term debt	(1,415)	(1,571)
Proceeds from the issuance of common shares	1,616	665
Proceeds from the exercise of warrants	812	-
Other	(137)	(98)
Net cash flows from financing activities - continuing operations	24,133	14,585

Foreign exchange gain (loss) on cash held in a foreign currency	(21)	56
Increase in cash and cash equivalents in the period	(6,447)	(1,900)

Cash and cash equivalents - beginning of the period	9,938	8,537
Cash and cash equivalents - end of the period	3,491	6,637

SunOpta Inc.
Segmented Information
For the quarters ended April 4, 2015 and April 5, 2014
Unaudited
(Expressed in thousands of U.S. dollars)

	Quarter ended
	April 4, 2015	April 5, 2014
	$	$
Segment revenues from external customers:
Global Ingredients	155,057	153,313
Consumer Products	118,892	134,521
SunOpta Foods	273,949	287,834
Opta Minerals	29,457	34,545
Total segment revenues from external customers	303,406	322,379

Segment gross profit
Global Ingredients	17,319	13,320
Consumer Products	11,851	18,003
SunOpta Foods	29,170	31,323
Opta Minerals	3,722	4,899
Total segment gross profit	32,892	36,222

Segment operating income (loss):
Global Ingredients	8,981	3,539
Consumer Products	2,560	10,090
SunOpta Foods	11,541	13,629
Opta Minerals	(519)	1,025
Corporate Services	(1,590)	(2,631)
Total segment operating income	9,432	12,023

Segment operating income percentage:
Global Ingredients	5.8%	2.3%
Consumer Products	2.2%	7.5%
SunOpta Foods	4.2%	4.7%
Opta Minerals	-1.8%	3.0%
Total segment operating income	3.1%	3.7%

(Segment operating income (loss) is defined as “Earnings (loss) from continuing operations before the following” excluding the impact of “Other expense (income), net”.)

1Non-GAAP Measures

In addition to reporting financial results in accordance with U.S. GAAP, the Company provides information regarding segment operating income and earnings before interest, taxes, depreciation and amortization (“EBITDA”) as additional information about its operating results, which are not measures in accordance with U.S. GAAP. The Company believes that these non-GAAP measures assist investors in comparing performance across reporting periods on a consistent basis by excluding items that are not indicative of the Company’s core operating performance. The non-GAAP measures of segment operating income and EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with U.S. GAAP.

The Company defines segment operating income as “earnings from continuing operations before the following” excluding the impact of other income/expense items and goodwill impairments; and EBITDA as segment operating income plus depreciation and amortization. The following is a tabular presentation of segment operating income and EBITDA, including a reconciliation to earnings from continuing operations, which the Company believes to be the most directly comparable U.S. GAAP financial measure:

	Quarter ended
	April 4, 2015	April 5, 2014
	$	$

Earnings from continuing operations	4,818	6,583
Provision for income taxes	2,757	4,433
Interest expense, net	1,823	2,148
Other expense (income), net	34	(1,141)
Total segment operating income	9,432	12,023
Depreciation and amortization	5,384	5,377
EBITDA	14,816	17,400